UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 5, 2017

Mitcham Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	001-13490	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On April 5, 2017, Mitcham Industries, Inc. (the "Company") repaid all outstanding obligations under Seamap Pte. Ltd.'s ("Seamap Singapore") credit facility (the "Seamap Credit Facility") with The Hongkong and Shanghai Banking Corporation Limited and cancelled the facility effective April 5, 2017. The Seamap Credit Facility consisted of a $10.0 million term loan, a $3.0 million revolving credit facility, and a $2.0 million banker’s guarantee facility. The term loan portion of the Seamap Credit Facility provided for eleven quarterly principal payments of $800,000 and a final payment of the remaining $1.2 million on or before August 22, 2017. Interest on the term facility was payable quarterly at LIBOR plus 2.75%. Under the Seamap Credit Facility, Seamap Singapore may have borrowed up to $3.0 million for a period of one to three months to be utilized for working capital and other general corporate purposes. Borrowings under the revolving credit facility bore interest at LIBOR plus 2.75%. Borrowings under this arrangement were secured by essentially all of the assets of Seamap Singapore and the Company’s guarantee. No material early cancellation penalties were incurred related to the cancellation of the Seamap Credit Facility.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

April 11, 2017	By:	Robert P. Capps

Name: Robert P. Capps
Title: Co-Chief Executive Officer, Executive Vice President-Finance and Chief Financial Officer